Exhibit 5.1

Our ref	MCR/807659-000005/24486933v2
Direct	+65 8388 8567 / +852 3690 7405
Email	Matt.roberts@maples.com

Legend Biotech Corporation

2101 Cottontail Lane,

Somerset, NJ 08873,

United States of America

27 July 2022

Dear Sirs

Legend Biotech Corporation

We have acted as Cayman Islands legal advisers to Legend Biotech Corporation (the “Company”) in connection with an offering (the “Offering”) by the Company of an aggregate 9,361,000 American depository shares (the “ADSs”) (including up to 1,221,000 ADSs if the underwriters to the Offering exercise their option to purchase additional ADSs in full), each ADS representing two ordinary shares of par value US$0.0001 per share (the “Shares”), pursuant to an “automatic shelf” registration statement on Form F-3 (File No. 333-257609) that was previously filed with the Securities and Exchange Commission (the “Commission”) on 1 July 2021 (the “Registration Statement”) and the prospectus supplement dated 26 July 2022 (the “Prospectus Supplement”).

We are furnishing this opinion as Exhibit 5.1 to the Form 6-K to be filed by the Company with the Commission in connection with the Offering.

1	Documents Reviewed

For the purposes of this opinion, we have reviewed only originals, copies or final drafts of the following documents:

1.1	The certificate of incorporation dated 27 May 2015 issued by the Registrar of Companies in the Cayman Islands.

1.2

The third amended and restated memorandum and articles of association of the Company as adopted by a special resolution passed on 26 May 2020 and effective immediately prior to the completion of the Company’s initial public offering of the ADSs representing its Shares (the “Memorandum and Articles”).

1.3

The written resolutions of the board of directors of the Company dated 29 June 2021 and the written resolutions of the pricing committee of the directors of the Company dated 26 July 2022 (collectively, the “Board Resolutions”).

1.4	A certificate from a director of the Company, a copy of which is attached as Annexure A hereto (the “Director’s Certificate”).

1.5	A certificate of good standing dated 19 July 2022, issued by the Registrar of Companies in the Cayman Islands (the “Certificate of Good Standing”).

1.6	The Registration Statement.

1.7	The Prospectus Supplement.

2	Assumptions

The following opinions are given only as to, and based on, circumstances and matters of fact existing and known to us on the date of this opinion letter. These opinions only relate to the laws of the Cayman Islands which are in force on the date of this opinion letter. In giving these opinions we have relied (without further verification) upon the completeness and accuracy, as of the date of this opinion letter, of the Director’s Certificate and the Certificate of Good Standing. We have also relied upon the following assumptions, which we have not independently verified:

2.1	Copies of documents, conformed copies or drafts of documents provided to us are true and complete copies of, or in the final forms of, the originals.

2.2	All signatures, initials and seals are genuine.

2.3	There is nothing under any law (other than the law of the Cayman Islands), which would or might affect the opinions set out below.

3	Opinion

Based upon the foregoing and subject to the qualifications set out below and having regard to such legal considerations as we deem relevant, we are of the opinion that:

3.1	The Company has been duly incorporated as an exempted company with limited liability and is validly existing and in good standing with the Registrar of Companies under the laws of the Cayman Islands.

3.2

The issue and allotment of the Shares have been duly authorised, and when allotted, issued and paid for as contemplated in the Registration Statement and the Prospectus Supplement, the Shares will be legally issued and allotted, fully paid and non-assessable. As a matter of Cayman law, a share is only issued when it has been entered in the register of members (shareholders).

3.3

The statements under the headings “Selling Restrictions”, “Cayman Islands Taxation” and “Legal Matters” in the prospectus forming part of the Registration Statement are accurate in so far as such statements are summaries of or relate to Cayman Islands law, and such statements constitute our opinion.

4	Qualifications

In this opinion the phrase “non-assessable” means, with respect to the Shares in the Company, that a shareholder shall not, solely by virtue of its status as a shareholder, and in absence of a contractual arrangement, or an obligation pursuant to the Memorandum and Articles, to the contrary, be liable for additional assessments or calls on the Shares by the Company or its creditors (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

Except as specifically stated herein, we make no comment with respect to any representations and warranties which may be made by or with respect to the Company in any of the documents or instruments cited in this opinion or otherwise with respect to the commercial terms of the transactions, which are the subject of this opinion.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our name under the headings “Material Income Tax Considerations” and “Legal Matters” and elsewhere in the prospectus included in the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the U.S. Securities Act of 1933, as amended, or the Rules and Regulations of the Commission thereunder.

Yours faithfully

/s/ Maples and Calder (Singapore) LLP

Maples and Calder (Singapore) LLP

Director’s Certificate

27 July 2022

To:	Maples and Calder (Singapore) LLP

1 Raffles Place #36-01

One Raffles Place

Singapore 048616

Dear Sirs

Legend Biotech Corporation (the “Company”)

I, the undersigned, being a director of the Company, am aware that you are being asked to provide a legal opinion (the “Opinion”) in relation to certain aspects of Cayman Islands law. Capitalised terms used in this certificate have the meaning given to them in the Opinion. I hereby certify that:

1	The Memorandum and Articles remain in full force and effect and are unamended.

2	The Board Resolutions were duly adopted, are in full force and effect at the date hereof and have not been amended, varied or revoked in any respect.

3

The shareholders of the Company have not restricted or limited the powers of the directors in any way and there is no contractual or other prohibition (other than as arising under Cayman Islands law) binding on the Company prohibiting it from issuing and allotting the Shares or otherwise performing its obligations under the Registration Statement.

4

The minute book and corporate records of the Company as maintained at its registered office in the Cayman Islands and made available to you are complete and accurate in all material respects and all minutes and resolutions filed therein represent a complete and accurate record of all meetings of the shareholders and directors (or any committee thereof) (duly convened and held in accordance with the Memorandum and Articles) and all resolutions passed at the meetings, or passed by written consent as the case may be.

5	The directors of the Company at the date of the Board Resolutions and as at the date of this certificate were and are as follows:

WANG Ye

Corazon D. Sanders

Ji Darren Xiaohui

Yau Philip

Patrick CASEY

ZHU Li

HUANG Ying

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Each director considers the transactions contemplated by the Registration Statement to be of commercial benefit to the Company and has acted in good faith in the best interests of the Company, and for a proper purpose of the Company in relation to the transactions which are the subject of the Opinion.

7

To the best of my knowledge and belief, having made due inquiry, the Company is not the subject of legal, arbitral, administrative or other proceedings in any jurisdiction that would have a material adverse effect on the business, properties, financial condition, results of operations or prospects of the Company. Nor have the directors or shareholders taken any steps to have the Company struck off or placed in liquidation, nor have any steps been taken to wind up the Company. Nor has any receiver been appointed over any of the Company’s property or assets.

I confirm that you may continue to rely on this Certificate as being true and correct on the day that you issue the Opinion unless I shall have previously notified you personally to the contrary.

[signature page follows]

Signature:	/s/ Ying Huang
Name:	Ying Huang
Title:	Director

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